UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 16, 2020, American Tower Corporation (the “Company”) filed a Form 8-K (the “Report”) announcing that the Company’s Board of Directors (the “Board”) appointed Thomas A. Bartlett as President and Chief Executive Officer of the Company and Rodney M. Smith as Executive Vice President, Chief Financial Officer and Treasurer of the Company, each effective March 16, 2020.

This Form 8-K/A amends the Report to include additional disclosure regarding Messrs. Bartlett’s and Smith’s compensation. The Compensation Committee (the “Committee”) of the Board considered the compensation arrangements with Messrs. Bartlett and Smith in light of the promotions. Accordingly, on April 11, 2020, the Committee approved new base salaries and cash bonus incentive targets for the year ending December 31, 2020 for Messrs. Bartlett and Smith, effective as of April 1, 2020. The information in the table below sets forth the determinations of the Committee:

Name and Title	2020 Base Salary	2020 Target Cash Bonus Potential (% of Base Salary / $)
Thomas A. Bartlett, President and Chief Executive Officer	$1,000,000	150% / $1,500,000
Rodney M. Smith, Executive Vice President, Chief Financial Officer and Treasurer	$575,000	100% / $575,000

The Committee also approved promotion equity grants for Messrs. Bartlett and Smith, with award values of $4.3 million and $1.85 million, respectively, pursuant to the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”). The award value for Mr. Bartlett is allocated 70% to performance-based restricted stock units (“PSUs”) and 30% to restricted stock units (“RSUs”), while the award value for Mr. Smith is allocated 60% to PSUs and 40% to RSUs. Each PSU grant is based on a three-year performance period, with the performance goals set at the beginning of the performance period. Each RSU grant vests 25% annually over four years, commencing one year from the date of grant. The number of shares subject to each of these awards will be determined using the closing price of the Company’s common stock on May 1, 2020.

In addition, the Committee approved a special RSU equity grant to Mr. Bartlett with an award value of $2.0 million pursuant to the Plan. This RSU grant vests at the end of three years and is subject to forfeiture should Mr. Bartlett retire before the end of the vesting period. The number of shares subject to this award will be determined using the closing price of the Company’s common stock on May 1, 2020.

(e) Also on April 11, 2020, the Committee approved a revised form of award agreement (the “Award Agreement”) for grants of PSUs pursuant to the Plan to include the Chief Executive Officer, in addition to all other PSU plan participants. Prior to this Award Agreement, the Chief Executive Officer was excluded from either a full or pro rata payout of PSUs earned based on Company performance after the Scheduled Vesting Date in the event of a Separation Event or Qualified Retirement (each as defined in the Award Agreement). Consistent with this revised Award Agreement, the Committee confirmed that the vesting of all of Mr. Bartlett’s outstanding grants of PSUs would not be subject to any change and will be consistent with the vesting terms applicable to all the other PSU plan participants.

A copy of the Award Agreement for the PSUs is filed herewith as Exhibit 10.1, and the foregoing description of the form of award agreement is qualified in its entirety by reference to the terms and provisions thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Notice of Grant of Performance-Based Restricted Stock Units and PSU Agreement (U.S. Employee) Pursuant to the American Tower Corporation 2007 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: April 16, 2020	By:	/s/ Edmund DiSanto
Edmund DiSanto
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary